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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 19, 2003

                              --------------------

                         NATURAL RESOURCE PARTNERS L.P.
             (Exact name of registrant as specified in its charter)


                DELAWARE                     001-31465          35-2164875
      (State or other jurisdiction       (Commission File     (I.R.S. Employer
   of incorporation or organization)          Number)        Identification No.)

        601 JEFFERSON, SUITE 3600
             HOUSTON, TEXAS                                        77002
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (713) 751-7507

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ITEM 5.  OTHER EVENTS.

On June 19, 2003, NRP (Operating) LLC, of which Natural Resource Partners L.P. (NYSE: NRP) is the sole member, closed a private placement of $125 million of senior unsecured notes and has committed to issue an additional $50 million of senior notes on or prior to September 19, 2003 at the same interest rates. Proceeds from the private placement have been used to repay borrowings under NRP Operating's existing revolving credit facility and for expenses associated with the transaction.

The senior notes include:

     o $50 million of 5.55% senior notes due 2023, with a 10-year average life;

     o $50 million of 4.91% senior notes due 2018, with a 7.5-year average life; and

     o    $25 million of 5.55% senior notes due 2013.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.      Description
-----------      -----------
4.1              Note Purchase Agreement dated as of June 19, 2003 among NRP (Operating) LLC and the
                 Purchasers signatory thereto.
4.2              Form of Series A Note
4.3              Form of Series B Note
4.4              Form of Series C Note
4.5              Subsidiary Guarantee of Senior Notes of NRP (Operating) LLC, dated June 19, 2003.
99.1             Press release dated June 20, 2003



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATURAL RESOURCE PARTNERS L.P.
                                       (Registrant)


                                       By:  NRP (GP) LP
                                            its General Partner

                                       By:  GP Natural Resource Partners LLC
                                            its General Partner

                                            /s/ Wyatt L. Hogan
                                            ----------------------------------
                                            Wyatt L. Hogan
                                            Vice President and General Counsel

     Dated: June 23, 2003

                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------
4.1              Note Purchase Agreement dated as of June 19, 2003 among NRP (Operating) LLC and the
                 Purchasers signatory thereto.
4.2              Form of Series A Note
4.3              Form of Series B Note
4.4              Form of Series C Note
4.5              Subsidiary Guarantee of Senior Notes of NRP (Operating) LLC, dated June 19, 2003.
99.1             Press release dated June 20, 2003